SCHEDULE 14 C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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LILM, Inc.
(Name of Registrant As Specified in Charter)

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LILM, INC.
1007 Livingston Loop
The Villages, Florida 32162

Telephone: (352) 561-8182

Dear Shareholders:

We are writing to advise you that our board of directors and the holders of a majority of our outstanding common stock (the “Majority Holders”) have approved:

(1)	An amendment to the Company’s current articles of incorporation to change its corporate name from LILM, Inc. to GREAT PLAINS HOLDINGS, INC. (the “Name Change”);

(2)	An amendment to the Company’s current articles of incorporation to increase the number of authorized shares of common stock, $0.001 par value (the “Common Stock”) from 25,000,000 to 300,000,000;

(3)
An amendment to the Company’s current articles of incorporation to create a class of preferred stock consisting of 20,000,000 shares, the designations and attributes of which are left for future determination by our board of directors (the “Preferred Stock”);

(4)	An amendment to the Company’s current articles of incorporation to provide that the provisions of Nevada Revised Statutes §§ 78.378 to 78.3793 inclusive, are not applicable to the Company;

(5)	An amendment to the Company’s current articles of incorporation to include indemnification provisions; and

(6)
Adoption of the Company’s amended and restated articles of incorporation, which makes no material changes to our existing Articles of Incorporation, other than incorporating the amendments described in Proposals (1), (2) (3), (4) and (5) above.

These actions were approved by our board of directors on October [__], 2013, and the Majority Holders approved these actions by written consent in lieu of a special meeting on October [___], 2013 (the “Written Consent”) in accordance with the relevant sections of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of record on [___], 2013 (the “Record Date”) of the corporate action taken by the Majority Holders in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. These corporate actions will become effective as soon as possible, but not sooner than 20 days following the date that the accompanying information statement is first mailed to our shareholders. The information statement is first mailed to you on or about [X], 2013.The accompanying information statement also constitutes notice under Section 78.320 of the Nevada Revised Statutes that the corporate action was taken by Written Consent of the Majority Holders.

Please feel free to call us at (352) 561-8182 should you have any questions on the enclosed information statement. We thank you for your continued interest in LILM, Inc.

For the Board of Directors of LILM, INC.
[X], 2013	By: /s/ Kent Campbell Kent Campbell Chairman of the Board and CEO

LILM, INC.

INFORMATION STATEMENT

TABLE OF CONTENTS

Page No.
General	1
Principal Shareholders
Proposal 1: Increase in the Number of Authorized Shares of Common Stock
Proposal 2: Creation of Blank Check Preferred Stock
Proposal 3: Election to Opt Out of the Nevada Control Share Acquisition Statute
Proposal 4: Approval of Indemnification Provisions
Proposal 5: Adoption of the Amended and Restated Articles
General Matters Related to the Amended and Restated Articles of Incorporation
Delivery of Documents to Shareholders Sharing an Address
Where You Can Find More Information

Appendix A – Amended and Restated Articles of Incorporation

LILM, INC.
1007 Livingston Loop
The Villages, Florida 32162

INFORMATION STATEMENT REGARDING ACTIONS
TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of LILM, Inc. in connection with the written consent in lieu of meeting (the “Written Consent”) by holders of a majority of our issued and outstanding voting securities (the “Majority Holders”) to approve:

(1)	An amendment to the Company’s current articles of incorporation to change its corporate name from LILM, Inc. to GREAT PLAINS HOLDINGS, INC. (the “Name Change”);

(2)	An amendment to the Company’s current articles of incorporation to increase the number of authorized shares of common stock, $0.001 par value (the “Common Stock”) from 25,000,000 to 300,000,000;

(2)
An amendment to the Company’s current articles of incorporation to create a class of preferred stock consisting of 20,000,000 shares, the designations and attributes of which are left for future determination by our board of directors (the “Preferred Stock”);

(4)	An amendment to the Company’s current articles of incorporation to provide that the provisions of Nevada Revised Statutes §§ 78.378 to 78.3793 inclusive, are not applicable to the Company;

(5)	An amendment to the Company’s current articles of incorporation to include indemnification provisions; and

(6)
Adoption of the Company’s amended and restated articles of incorporation, which makes no material changes to our existing Articles of Incorporation, other than incorporating all prior amendments and the amendments described in Proposals (1), (2), (3), (4) and (5) above.

These actions were approved by our board of directors on October [__], 2013; and on October [__], 2013 the Majority Holders of our issued and outstanding common stock, being our only class of voting securities, executed the Written Consent in accordance with Nevada Revised Statutes. The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 89.9% of the outstanding voting stock, are as follows: Kent Campbell (82.0%), Denis Espinoza (4.1%) and George I. Norman (0.95%), respectively.

The elimination of the need for a meeting of shareholders to approve these actions is made possible by Section 78.320 of the Nevada Revised Statutes which generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to eliminate the costs involved in holding a special meeting the Majority Holders executed the Written Consent.

This Information Statement is being delivered to inform our shareholders of record on October [X], 2013 (the “Record Date”) of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The corporate actions taken by Written Consent will become effective as soon as possible, but not sooner than 20 days following the date that this information statement is first mailed to our shareholders. The information statement is first mailed to you on or about [X], 2013. No appraisal rights are afforded to our shareholders under Nevada law as a result of the corporate action taken by Written Consent of the Majority Holders.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

PRINCIPAL SHAREHOLDERS

At the [___], 2013 Record Date, we had 7,883,750 shares of common stock issued and outstanding. The following table sets forth information known to us as of the Record Date, relating to the beneficial ownership of shares of our voting securities by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
•	each director;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of LILM, Inc., 1007 Livingston Loop, The Villages, Florida 32162. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name	Amount and Nature of Beneficial Ownership	% of Class
Kent Campbell(1)	6,466,225	82.0%
Denis Espinoza(2)	322,250	4.1%
George I. Norman(3)	75,000	*
Sarah E. Campbell (4)	100,000	1.3%
All officers and directors as a group (4 persons)	6,963,475	88.3%

* Less than 1% of outstanding stock.

(1)	Mr. Campbell is the chief executive officer of our company and a member of our board of directors.

(2)	Mr. Espinoza is the president, chief operating officer and a director of our company.

(3)
Mr. Norman is a director of our company and its former chief executive officer. Shares are held by Alewine Limited Liability Company, a Nevada limited liability company which is owned and controlled by Mr. Norman and whose address is 1390 South 1100 East Ste. 204, Salt Lake City, UT 84105.

(4)	Sarah E. Campbell is the Chief Accounting Officer of our company.

PROPOSAL 1
CHANGE OF CORPORATE NAME TO GREAT PLAINS HOLDINGS, INC.

The Amendment to Increase Shares of Common Stock

On October [__], 2013 our board of directors approved, subject to shareholder approval, the Amended and Restated Articles of Incorporation (the “Restated Articles”), which includes an amendment to our current articles of incorporation to change our corporate name from LILM, Inc. to GREAT PLAINS HOLDINGS, INC. On October [__], 2013, the Restated Articles were also approved by the Majority Holders pursuant to the Written Consent. The text of the proposed Restated Articles is set forth in Exhibit A.

Purpose of the Name Change

We believe that Great Plains Holdings, Inc. more accurately describes our plans to diversify our business through the acquisition and operation of commercial real estate, including but not limited to self-storage facilities, apartment buildings, 55+ senior manufactured homes communities, and other income producing properties. For these reasons, we have proposed to change our name to “Great Plains Holdings, Inc.”  Under Nevada law, the Name Change requires an amendment to our corporate charter.

Our new name will become effective upon the filing of the Charter Amendment with the Nevada Secretary of State. The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to us or our transfer agent.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board, and pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 the Name Change will require approval by FINRA in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval for the Name Change prior to the effective date. The Name Change will result in a change in our CUSIP number and a change in our trading symbol.  We will provide definitive information on our new trading symbol and CUSIP number in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission prior to the effective date of the Name Change.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Proposal 1 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 1.

PROPOSAL 2
INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 25,000,000 TO 300,000,000

The Amendment to Increase Shares of Common Stock

On October [__], 2013 our board of directors approved, subject to shareholder approval, the Restated Articles, which includes an amendment to our current articles of incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 300,000,000. On October [__], 2013, the Restated Articles were also approved by the Majority Holders pursuant to the Written Consent. The text of the proposed Restated Articles is set forth in Exhibit A.

Purposes of the Increase in Shares of Common Stock

The Company currently has authorized capital stock of 25,000,000 shares of Common Stock, with 7,883,750 shares outstanding. The Majority Holders voted in favor of the amendment to increase the authorized shares of Common Stock to 300,000,000, in order to improve the Company's financial flexibility with respect to the Company's capital structure by having additional shares for future equity financings and acquisitions. The extra shares of authorized Common Stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets. Notwithstanding the foregoing, the Company has no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by the Company that would involve the issuance of the additional shares to acquire another company or its assets, or for any other corporate purpose stated.

Principal Effects of the Increase in Authorized Shares

The Company's stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of Common Stock, but will experience dilution to the extent additional shares are issued in the future.

Having an increased number of authorized but unissued shares of Common Stock would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock may, if such shares are issued at prices below what current stockholders’ paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of Common Stock that would become authorized by the Restated Articles unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Majority Holders that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

When issued, the additional shares of Common Stock authorized by the Amend and Restated Articles will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

Shares of authorized and unissued Common Stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of the Company could occur. Issuance of additional Common Stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of Common Stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Company's Articles of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of Common Stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Proposal 2 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 2.

PROPOSAL 3
CREATION OF BLANK CHECK PREFERRED STOCK

The Amendment to Increase Shares of Common Stock

Our Articles of Incorporation, as amended, do not presently authorize the issuance of a class of shares other than Common Stock. On October [__], 2013 our board of directors approved the Restated Articles of Incorporation, including the creation of a class consisting of 20,000,000 shares of undesignated preferred stock, commonly referred to as “blank check” preferred stock. “Blank check” preferred stock permits our board of directors, in its discretion, to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by our board of directors from time to time in the future, without shareholder approval. The text of the proposed Restated Articles is set forth in Exhibit A.

Our board of directors believes that the creation of the blank check preferred stock is in our best interests as well as that of our shareholders, as our board believes that it is advisable to create “blank check” preferred stock for issuance in connection with possible future transactions such as corporate mergers, acquisitions, other business combinations or future financings and other uses not presently determinable and as may be deemed to be feasible and in our best interests. In addition, the urgencies of possible transactions and/or financings may make it impractical or otherwise inadvisable to seek shareholder approval for the issuance of preferred stock; and our board of directors believes that it is desirable that we have the flexibility to issue preferred stock without further shareholder action, except as otherwise provided by law.

Upon the filing of the Restated Articles, subject to the provisions of our Articles of Incorporation and the limitations prescribed by law, our board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. Our board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to our best interests and those of our shareholders. The Restated Articles will give our board of directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as they deem to be in the best interests of our company and our shareholders.

 Our board of directors believes that the authorization of undesignated preferred shares would also provide us with greater flexibility with respect to our capital structure for such purposes as corporate mergers, acquisitions, other business combinations or future financings. Blank check preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock. We presently lack the authority to issue preferred stock and, accordingly, are limited to issuing common stock or debt securities to raise capital. By authorizing a class of “blank check” preferred stock, we would increase our flexibility in structuring future transactions.

Principal Effects of the Increase in Preferred Shares

Approval of the creation of the blank check preferred stock could have material anti-takeover consequences, including that our Articles of Incorporation do not presently authorized the issuance of any preferred stock. Once the Restated Articles is filed with the Secretary of State of Nevada, our board of directors will be able to issue up to 20,000,000 preferred shares, in one or more series and with such rights and preferences, including voting rights, as they determine without further shareholder approval. Our board of directors could designate one or more series of preferred shares with rights and preferences, including super-majority voting rights, and issue the preferred shares, the preferred shares could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The ability to issue preferred shares may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for our common shares. This could have the effect of delaying, deferring or preventing a change in control of our company. The issuance of preferred shares could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our Restated Articles may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interests of our shareholders.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Proposal 3 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 3.

PROPOSAL 4

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO PROVIDE THAT THE PROVISIONS OF NEVADA REVISED STATUTES §§78.378 TO 78.3793 INCLUSIVE, ARE NOT APPLICABLE TO THE COMPANY

General

Our Board of Directors believing it to be in the best interests of the Company, approved a proposal to amend our Articles of Incorporation to provide that the provisions of the Nevada Revised Statutes §§ 78.378 to 78.3793 inclusive (the “Control Share Acquisition Statute”), are not applicable to the Company.  The text of the proposed Restated Articles is set forth in Exhibit A.

The Control Share Acquisition Statute

The Control Share Acquisition Statute limits the rights of persons acquiring a controlling interest in a Nevada corporation with 200 or more shareholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. Pursuant to the Control Shares Acquisition Statute, an acquiring person who acquires a controlling interest, which is as little as one-fifth of the outstanding voting shares, may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special or annual meeting of the shareholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares.  Additionally, if the disinterested shareholders do not allow full voting rights to the acquired shares or the notice is not sent to the shareholders pursuant to the statue, then the acquiring person may cause the corporation to redeem the acquired stock.

The effect of the control share acquisition statute is, generally, to require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement.  The Control Share Acquisition Statute does not apply if the corporation opts-out of such provision in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

Reasons for Opting Out of Control Share Acquisition Statute

Due to the stringent voting requirements of the Control Share Acquisition Statute, if the Company sells one-fifth or more of its outstanding voting power, the Company is required to receive shareholder approval from the disinterested shareholders and to provide payment of the fair market value of the disinterested shareholders. Additionally, if the offeror’s statement is not delivered in the manner prescribed or if such acquiring person is not granted full voting rights by the shareholders, the issuing corporation will be required to call for redemption of such shares of the aforementioned acquiring person. The Board of Directors has determined that requiring a special meeting, payment of the fair market value of the disinterest shareholders and possible redemption would place unnecessary burdens on the Company in connection with the completion of equity financing in which the Company would sell one-fifth or more of its outstanding voting shares.  Therefore, the Board of Directors believes it is in the best interest of the Company to avoid the time and expense associated with calling a special meeting of shareholders or redemption of such acquiring person’s shares.

The Effect of Opting Out of Control Share Acquisition Statute

We do not currently meet the threshold required for application of the Control Share Acquisition Statute by virtue of having (i) less than 200 shareholders of record and (ii) less than 100 shareholders who have Nevada addresses appearing on the stock ledger of the corporation. The approval of this Proposal will therefore have no effect on our current shareholders based upon our current plans, proposals, and arrangements to issue securities. Further, we have no present intention, plan, proposal, or arrangement to issue securities that would in the future subject us to the Control Share Acquisition Statute. The adoption of the amendment to make the Control Share Acquisition Statute not applicable to the Company will make it easier for us to sell one-fifth or more of the Company’s common stock without obtaining shareholder approval. Shareholders should note that as a result of the amendment, the Board of Directors will be able to enter into a change of control transaction without shareholder approval under Nevada corporate law. In the event our common stock is listed on a national stock exchange, however, we will be subject to the applicable rules relating to shareholder voting rights in connection with certain transactions.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Proposal 4 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 4.

 PROPOSAL 5

APPROVAL OF INDEMNIFICATION PROVISIONS

General

Our Board and the Majority Stockholders approved the Indemnification, the principal purpose and intent of which is to give the members of the Board and management reasonable assurance that their personal liability exposure will be limited.  The Restated Articles includes a new Article XI that contains indemnification provisions and limitation on personal liability of directors and officers, as permitted by the Nevada Revised Statutes and often found in charters of Nevada corporations.

Effects of the Indemnification

The indemnification provisions and limitation of liability in our Restated Articles may discourage Stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our Stockholders. In addition, Stockholders’ investments may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Reasons for the Indemnification

The Board believes that the Indemnification is necessary in order for the Company to be able to attract and retain qualified candidates to serve on the Board and as officers and therefore is in the best interests of the Company and its Stockholders.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Proposal 5 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 5.

PROPOSAL 6

ADOPTION OF THE AMENDED AND RESTATED ARTICLES

In connection with the amendments described in Proposals 1, 2, 3, 4 and 5, the Board believes that it is in the best interest of the shareholders to adopt the Restated Articles attached hereto as Exhibit A.  The Restated Articles will incorporate the amendments set forth in Proposal 1 relating to the change of our corporate name, in Proposal 2 relating to the increase in authorized shares of common stock, Proposal 3 relating to creation of preferred stock, Proposal 4 relating to the Company’s election to opt out of the Nevada Control Share Acquisition Statute and Proposal 5 relating to adoption of indemnification provisions. Other than Proposals 1 through 5, the Restated Articles do not incorporate any other material changes.

Reasons for Adopting the Amended and Restated Articles

The principal reason for adopting the Restated Articles is to incorporate all amendments into one document.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Proposal 6 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 6.

GENERAL MATTERS RELATED TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Restated Articles was not adopted to deter, any known effort to obtain control of our company and is not being adopted as an anti-takeover measure with respect to any specific transaction. Except with respect to shares currently reserved for issuance and otherwise as set forth in this information statement, we have no arrangements, agreements, or understandings in place at the present time for the issuance of any shares of common stock or the shares of preferred stock authorized by the Restated Articles.

The text of the form of Restated Articles, which will be filed with the Nevada Secretary of State is included as Exhibit A to this Information Statement. The text of the form of Restated Articles is, however, subject to amendment to reflect any changes that may be required by the Nevada Secretary of State or that our board of directors may determine to be necessary or advisable ultimately to comply with applicable law and to effectuate the Restated Articles.

The adoption of the Restated Articles will not in and of itself cause any change in our capital accounts. Other than the Authorization of additional shares of Common Stock, creation of the Preferred Stock and the Company’s election to opt out of the Nevada Control Share Acquisition Statute, all other provisions of our Articles of Incorporation, as then amended to date, will in all material respects remain unchanged upon the filing of the Restated Articles.

The laws of Nevada require that, in order for us to file the Restated Articles, the amendments to our Articles of Incorporation must be approved by the affirmative vote of the holders of a majority of our common shares. The Restated Articles was approved on October [__], 2013 by our board of directors, subject to shareholder approval, and the Written Consent of our Majority Holders was executed on October [____], 2013.

We anticipate that the Restated Articles will be filed in Nevada as soon as possible but in no event sooner than 20 days following the date that this Information Statement is first mailed to our shareholders. However, the exact timing of the effective date of the Restated Articles will be determined by our board of directors, following approval by FINRA, based upon our board of directors’ evaluation as to when such action will be most advantageous to us and our shareholders. Our board of directors reserves the right to delay filing the amendment for up to 12 months following the date of the Written Consent. In addition, our board of directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to determine not to proceed with filing of the Restated Articles, or any one or more of its components, if, at any time prior to filing the amendment, our board of directors, in its sole discretion, determines that it is no longer in the best interests of our company and our shareholders to do so.

Under Nevada law there are no appraisal rights available to our shareholders in connection with the Restated Articles.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more shareholders sharing the same address by delivering a single information statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers deliver a single information statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, or if you currently receive multiple information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to LILM, Inc., Attention: Corporate Secretary, 1007 Livingston Loop, The Villages, Florida 32162.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, LILM, Inc., 1007 Livingston Loop, The Villages, Florida 32162.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Kent Campbell Kent Campbell Chief Executive Officer
The Villages, Florida [X], 2013

EXHIBIT A

FORM OF CHARTER AMENDMENT

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
LILM, INC.

Pursuant to NRS 78.403 under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes), LILM, INC., a Nevada corporation (the "Corporation"), hereby amends and restates its Articles of Incorporation as follows:

ARTICLE I - NAME

The name of the corporation is GREAT PLAINS HOLDINGS, INC. (the "Corporation").

ARTICLE II - PURPOSE

The Corporation is organized for the purpose of engaging in any business, trade or activity which may be lawfully conducted or permitted by a corporation organized under Nevada General Corporation Law, Chapter 78 of the Nevada Revised Statutes.  The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

ARTICLE III - DURATION

The duration of the Corporation’s existence shall be perpetual.

ARTICLE IV - CAPITAL STOCK

Section 1.  Authorized Capital Stock.  The aggregate number of shares which the Corporation shall have the authority to issue is 320,000,000 shares, of which 300,000,000 shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and 20,000,000 shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock").

Section 2.  Preferred Stock.  The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

             (a)  The rate and manner of payment of dividends, if any;

             (b)  Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

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             (c)  The amount payable upon shares in the event of liquidation, dissolution or other winding-up of the Corporation;

             (d)  Sinking fund provisions, if any, for the redemption or purchase of shares;

             (e)  The terms and conditions, if any, on which shares may be converted or exchanged;

             (f)  Voting rights, if any; and

             (g)  Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Nevada.

The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Nevada as may be required by law.

ARTICLE V - NO PREEMPTIVE RIGHTS

No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent otherwise provided by contract.

ARTICLE VI - NO CUMULATIVE VOTING

At each election for directors, every stockholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such stockholder for as many persons as there are directors to be elected.  No cumulative voting for directors, however, shall be permitted.

ARTICLE VII - BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The manner of election and qualifications shall be provided in the Bylaws of the Corporation. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to resolution adopted by a majority of the full Board of Directors.

ARTICLE VIII - BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws.  Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend or repeal the Bylaws.

ARTICLE IX

Control Share Acquisitions. The provisions of NRS 78.378 to 78.3793, inclusive, are not applicable to the Corporation.

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ARTICLE X - LIMITATION OF DIRECTORS’ LIABILITY

A director shall have no liability to the Corporation or its stockholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating NRS 78.138(7), or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.  If Nevada General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by Nevada General Corporation Law as so amended.  Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ARTICLE XI - INDEMNIFICATION

Section 1.  Right to Indemnification.  Each person (including here and hereinafter, the heirs, executors, administrators or estate of such person) (1) who is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, or (2) who is or was an agent or employee (other than an officer) of the Corporation and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorney's fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

Section 2.  Advances.  Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article XI in defending a civil or criminal suit, action or proceeding may be paid (and, in the case of directors and officers of the Corporation, shall be paid) by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article XI, and upon satisfaction of other conditions established from time to time by the Board of Directors or which may be required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

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Section 3.  Savings Clause.  If this Article XI or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director and officer of the Corporation to the fullest extent permitted by all portions of this Article XI that has not been invalidated and to the fullest extent permitted by law.

ARTICLE XII

In determining whether an “Acquisition Proposal” is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation, the following:

(a) The consideration being offered in the Acquisition Proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors’ estimate of the future value of the Corporation as an independent entity; and

(b) Such other factors the Board of Directors determines to be relevant, including among others the social, legal and economic effects upon employees, suppliers, customers and the communities in which the Corporation is located, as well as on the long term business prospects of the Corporation.

“Acquisition Proposal” means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

This Article XII shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers, or customers

ARTICLE XIII

The Corporation may, by resolution or resolutions adopted by the board of directors and without obtaining approval of the stockholders of the Corporation, increase or decrease the number of issued and outstanding shares of a class or series of its authorized capital stock held by each stockholder of record of such class or series without correspondingly increasing or decreasing the number of authorized shares of such class or series.  The resolution may, but is not required to, also provide for an increase or decrease of the number of authorized shares of such class or series in either a corresponding or disproportionate ratio to the increase or decrease in the number of issued and outstanding shares of such class or series.  The resolution may also provide for a change of the par value, if any, of the same class or series of the shares increased or decreased.  An increase or decrease of the number of issued and outstanding shares of a class or series of authorized capital stock does not have to be approved by either (a) the vote of stockholders holding a majority of the voting power of the affected class or series, or (b) the vote of the holders of shares representing a majority of the voting power of any class or series whose preference or rights are adversely affected by the increase or decrease.

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Effective Date. The effective date of these Articles of Amendment to the Articles of Incorporation shall be the close of business on _________, 2013.

Adoption of Amendment.  The foregoing Amend and Restated Articles of Incorporation was approved by the Board of Directors of the Corporation by unanimous written consent in lieu of meeting on October ___, 2013.

The Amended and Restated Articles of Incorporation were approved by the written consent of holders a majority of our outstanding common stock, our only voting group, on October ___, 2013. The number of votes cast for the amendment was sufficient for approval by holders of common stock, our only voting group.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation as of ______, 2013.

LILM, INC.
By: _______________________________ Name: ___________________________ Title: ___________________________

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